Exhibit 99.1
AirSculpt Technologies Reports Fourth Quarter and Full Year Fiscal 2025 Results
MIAMI BEACH, Fla., April 6, 2026 (GLOBE NEWSWIRE) – In a release issued under the same headline on April 2nd, 2026, by AirSculpt Technologies, Inc. (NASDAQ:AIRS), please note that the Company determined that a one-time non-cash adjustment related to the closure of its London facility was inaccurate in the calculation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Net (Loss)/Income. The updated release reflects the updated figures.

AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the fourth quarter and twelve months ended December 31, 2025.
Yogi Jashnani, Chief Executive Officer, stated: “In the fourth quarter, we delivered sequential improvement in same store sales versus the first nine months of the year. During 2025, we took significant steps to enhance our business approach and team. We added talent, improved business processes, implemented a new go-to-market strategy, and added new procedures that expanded our market potential."
"The results of this work are already evident,” continued Mr Jashnani. “We entered fiscal 2026 with same-store sales turning positive in February and enhanced financial flexibility to fuel our growth. I'm pleased with our team's unwavering commitment and excited about what lies ahead. AirSculpt is scaled, trusted and strongly positioned at the intersection of aesthetics and GLP-1’s. I'm confident our strategy positions us to create meaningful value for our shareholders." concluded Mr. Jashnani.
Fourth Quarter 2025 Results
•Case volume was 2,604 for the fourth quarter of 2025, representing a 15.0% decline from the fiscal year 2024 fourth quarter case volume of 3,064;
•Revenue declined 14.6% to $33.4 million from $39.2 million in the fiscal year 2024 fourth quarter;
•Net loss for the quarter was $1.3 million compared to net loss of $5.0 million in the fiscal year 2024 fourth quarter; and
•Adjusted EBITDA was $(0.1) million compared to $1.9 million in the fiscal year 2024 fourth quarter.
Full Year 2025 Results
•Case volume was 11,852, a decline of 15.6% from the full fiscal year 2024 case volume of 14,036;
•Revenue declined 15.8% to $151.8 million from $180.4 million in the full fiscal year 2024;
•Net loss was $11.7 million compared to $8.0 million in the full fiscal year 2024; and
•Adjusted EBITDA was $12.5 million compared to $21.0 million in the full fiscal year 2024.
2026 Outlook
The Company projects full year 2026 revenue and adjusted EBITDA guidance as follows:
•Revenue of approximately $151 to $157 million
•Adjusted EBITDA of approximately $15 to $17 million

The Company expects first quarter 2026 revenue of $38.5 to $39.5 million representing same-store revenue of approximately flat at the midpoint.
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.

Debt & Liquidity
As of December 31, 2025, the Company had $8.4 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. Additionally, gross debt was approximately $56.0 million. During the 2026 first quarter, the Company raised an additional $14.8 million from the at-the-market offering program and paid down $11.0 million of debt, resulting in gross debt of approximately $45.0 million as of the 2026 first quarter. The Company remains in compliance with all debt covenants.
Conference Call Information
AirSculpt will hold a conference call today, April 2, 2026 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13758597 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9MTM3MjUxMTYmaD10cnVlJmluZm89Y29tcGFueSZyPXRydWUmQj02
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal U.S. securities laws. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance (including in particular our projected 2026 revenue and adjusted EBITDA), our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in regulatory and macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$33,442	$39,178	$151,818	$180,350
Operating expenses:
Cost of service	13,675	16,689	61,690	71,149
Selling, general and administrative(1)	18,216	23,355	82,180	98,880
Depreciation and amortization	3,076	3,195	12,781	11,888
Loss on impairment of long-lived assets (2)	(2,670)	12	4,575	16
Cost related to closing location, net (3)	2,152	—	2,152	—
Total operating expenses	34,449	43,251	163,378	181,933
Loss from operations	(1,007)	(4,073)	(11,560)	(1,583)
Interest expense, net	1,484	1,609	6,078	6,247
Pre-tax net loss	(2,491)	(5,682)	(17,638)	(7,830)
Income tax (benefit)/expense	(3,774)	(706)	(5,971)	188
Net income/(loss)	$1,283	$(4,976)	$(11,667)	$(8,018)

Income/(loss) per share of common stock
Basic	$0.02	$(0.09)	$(0.19)	$(0.14)
Diluted	$0.02	$(0.09)	$(0.19)	$(0.14)
Weighted average shares outstanding
Basic	63,278,594	58,121,431	60,450,769	57,688,906
Diluted	68,216,681	58,121,431	60,450,769	57,688,906
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 (the "2025 Annual Report") for further discussion.
(2)    During the fiscal year ended December 31, 2025, the Company recorded a $4.5 million loss related to the impairment of a portion of the Salesforce implementation project and $0.1 million related to the corporate office PPE write-off. In the fourth quarter of 2025, the Company made a reclassification for presentation purposes of expenses previously included here into Cost related to closing location, net. These items largely relate to the loss on London PPE. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.
(3)    During the fiscal year ended December 31, 2025, the Company recorded $2.2 million in costs related to the closure of the London facility. Comprising that amount is a $2.4 million loss on London PPE and $3.3 million rent expense from accelerated amortization, offset by a $3.2 million gain on the deconsolidation as of December 31, 2025 related to net liabilities and $0.3 million income from reclassification of CTA. Rent expense from accelerated amortization during the third quarter of 2025 of approximately $1.1 million was reclassified from Selling, general and administrative expense during the fourth quarter for presentation purposes. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	December 31, 2025	December 31, 2024
Balance Sheet Data (at period end):
Cash and cash equivalents	$8,449	$8,235
Total current assets	15,456	17,117
Total assets	$187,304	$212,781

Current portion of long-term debt	$5,460	$4,250
Deferred revenue and patient deposits	1,871	1,169
Total current liabilities	27,902	28,949
Long-term debt, net	50,585	65,456
Revolving credit funds payable	—	5,000
Total liabilities	$99,592	$134,593

Total stockholders’ equity	$87,712	$78,188

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(2,531)	$2,713	$3,096	$11,350
Investing activities	(58)	(3,528)	(2,404)	(14,007)
Financing activities	5,633	3,078	(478)	630

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Other Data:
Number of facilities	31	32	31	32
Number of total procedure rooms	65	67	65	67

Cases	2,604	3,064	11,852	14,036
Revenue per case	$12,843	$12,787	$12,809	$12,849
Adjusted EBITDA (1)	$(130)	$1,913	$12,499	$20,959
Adjusted EBITDA margin (2)	(0.4)%	4.9%	8.2%	11.6%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Same-center Information (1):
Cases	2,345	2,879	10,670	13,689
Case growth	(18.5)%	N/A	(22.1)%	N/A
Revenue per case	$12,891	$12,797	$12,798	$12,781
Revenue per case growth	0.7%	N/A	0.1%	N/A
Number of facilities	31	31	31	31
Number of total procedure rooms	65	65	65	65

(1) For the three months ended December 31, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three months ended December 31, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended December 31, 2025 in which such facilities were owned and operated during the three months ended December 31, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of December 31, 2024. Beginning September 30, 2025, we have excluded the London facility from all periods presented due to the closure of the facility.

For the twelve months ended December 31, 2025 and 2024, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the twelve months ended December 31, 2025 and 2024, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the twelve months ended December 31, 2025 in which such facilities were owned and operated during the twelve months ended December 31, 2024. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of December 31, 2024. Beginning September 30, 2025, we have excluded the London facility from all periods presented due to the closure of the facility.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding depreciation and amortization, net interest expense, income tax (benefit)/expense, restructuring and related severance costs, loss on impairment of long-lived assets, costs related to closing facility and equity-based compensation.
We define Adjusted Net Income as net income/(loss) excluding restructuring and related severance costs, loss on impairment of long-lived assets, cost related to closing facility equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net (loss)/income, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income/(loss)	$1,283	$(4,976)	$(11,667)	$(8,018)
Plus
Equity-based compensation(1)	(1,385)	2,240	2,331	3,762
Restructuring and related severance costs	(296)	539	2,220	6,026
Depreciation and amortization	3,076	3,195	12,781	11,888
Loss on impairment of long-lived assets (2)	(2,670)	12	4,575	16
Cost related to closing location, net (3)	2,152	—	2,152	—
Litigation settlements(4)	—	—	—	850
Interest expense, net	1,484	1,609	6,078	6,247
Income tax (benefit)/expense	(3,774)	(706)	(5,971)	188
Adjusted EBITDA	$(130)	$1,913	$12,499	$20,959
Adjusted EBITDA Margin	(0.4%)	4.9%	8.2%	11.6%

(1) During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the 2025 Annual Report for further discussion.

(2) During the fiscal year ended December 31, 2025, the Company recorded a $4.5 million loss related to the impairment of a portion of the Salesforce implementation project and $0.1 million related to the corporate office PPE write-off. In the fourth quarter of 2025, the Company made a reclassification for presentation purposes of expenses previously included here into Cost related to closing location, net. These items largely relate to the loss on London PPE. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.

(3) During the fiscal year ended December 31, 2025, the Company recorded $2.2 million in costs related to the closure of the London facility. Comprising that amount is a $2.4 million loss on London PPE and $3.3 million rent expense from accelerated amortization, offset by a $3.2 million gain on the deconsolidation as of December 31, 2025 related to net liabilities and $0.3 million income from reclassification of CTA. Rent expense from accelerated amortization during the third quarter of 2025 of approximately $1.1 million was reclassified from Selling, general and administrative expense during the fourth quarter for presentation purposes. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.

(4) This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. For further discussion, see Note 9 to the condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025		2024	2025		2024
Net income/(loss)	$1,283		$(4,976)	$(11,667)		$(8,018)
Plus
Equity-based compensation(1)	(1,385)		2,240	2,331		3,762
Restructuring and related severance costs	(296)		539	2,220		6,026
Loss on impairment of long-lived assets (2)	(2,670)		12	4,575		16
Cost related to closing location, net (3)	2,152	—	—	2,152		—
Litigation settlements(4)	—		—	—	—	850
Tax effect of adjustments(5)	(82)		(2,267)	(2,932)		(1,271)
Adjusted net income	$(998)		$(4,452)	$(3,321)		$1,365

Adjusted net income (loss) per share of common stock (6)
Basic	$(0.02)		$(0.08)	$(0.05)		$0.02
Diluted	$(0.02)		$(0.08)	$(0.05)		$0.02
Weighted average shares outstanding
Basic	63,278,594		58,121,431	60,450,769		57,688,906
Diluted	63,278,594		58,121,431	60,450,769		58,281,133
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements included in the 2025 Annual Report.
(2)    During the fiscal year ended December 31, 2025, the Company recorded a $4.5 million loss related to the impairment of a portion of the Salesforce implementation project and $0.1 million related to the corporate office PPE write-off. In the fourth quarter of 2025, the Company made a reclassification for presentation purposes of expenses previously included here into Cost related to closing location, net. These items largely relate to the loss on London PPE. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.
(3)    During the fiscal year ended December 31, 2025, the Company recorded $2.2 million in costs related to the closure of the London facility. Comprising that amount is a $2.4 million loss on London PPE and $3.3 million rent expense from accelerated amortization, offset by a $3.2 million gain on the deconsolidation as of December 31, 2025 related to net liabilities and $0.3 million income from reclassification of CTA. Rent expense from accelerated amortization during the third quarter of 2025 of approximately $1.1 million was reclassified from Selling, general and administrative expense during the fourth quarter for presentation purposes. See Note 1 to the consolidated financial statements included in the 2025 Annual Report for further discussion.
(4)    This amount relates to settlement costs for non-recurring litigation of $0.9 million for the three and nine months ended September 30, 2024. For further discussion, see Note 9 to the condensed consolidated financial statements included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
(5)    Within the tax effect of adjustments, any disallowed stock compensation related to 162(m) is used to offset equity-based compensation recognized under GAAP. For the year ended December 31, 2025, there is no disallowed stock compensation related to 162(m) because the prior year awards subject to these limitations have either vested or been forfeited, and no active stock awards are currently subject to these limitations.
(6)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com